Exhibit 99.1

Allakos Appoints Neil Graham to its Board of Directors

SAN CARLOS, Calif., August 30, 2023 – Allakos Inc. (Nasdaq: ALLK), a clinical-stage biotechnology company developing therapeutics which target immunomodulatory receptors present on immune effector cells involved in allergy, inflammatory and proliferative diseases, today announced the appointment of Neil Graham, M.D. to the Allakos board of directors.

Dr. Graham was the Chief Medical Officer of Tiziana Life Sciences Limited and currently serves on the board of directors of Aslan Pharmaceuticals Limited, Pharmaxis Limited and Zura Bio Limited. Among other experiences, Dr. Graham was the Vice President of Strategic Program Direction, Immunology and Inflammation at Regeneron Pharmaceuticals, Inc. and he received his M.D. from the University of Adelaide.

About Allakos

Allakos is a clinical stage biotechnology company developing therapeutics which target immunomodulatory receptors present on immune effector cells involved in allergy, inflammatory and proliferative diseases. Activating these immunomodulatory receptors allows for the direct targeting of cells involved in disease pathogenesis and, in the setting of allergy and inflammation, has the potential to result in broad inhibition of inflammatory cells. The Company’s most advanced antibodies are lirentelimab (AK002) and AK006. Lirentelimab selectively targets both mast cells and eosinophils, two types of white blood cells that are widely distributed in the body and play a central role in the inflammatory response. Inappropriately activated mast cells and eosinophils have been identified as key drivers in a number of severe diseases affecting the gastrointestinal tract, eyes, skin, lungs and other organs. AK006 targets Siglec-6, an inhibitory receptor expressed selectively on mast cells. In pre-clinical studies, AK006 appears to provide deeper mast cell inhibition than lirentelimab and, in addition to its inhibitory activity, reduce mast cell numbers. For more information, please visit the Company's website at www.allakos.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding the clinical potential of Allakos’ antibodies. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: Allakos’ stages of clinical drug development; Allakos’ ability to timely initiate and complete clinical trials for lirentelimab and AK006; Allakos’ ability to obtain required regulatory approvals for its clinical trials; uncertainties related to the enrollment of patients in its clinical trials; Allakos’ ability to demonstrate sufficient safety and efficacy of its product candidates in its clinical trials; uncertainties related to the success of clinical trials, regardless of the outcomes of preclinical testing or early-stage trials; Allakos’ ability to obtain regulatory approvals to market its product candidates; market acceptance of Allakos’ product candidates; uncertainties related to the projections of the size of patient populations suffering from the diseases Allakos is targeting; Allakos’ ability to advance additional product candidates beyond lirentelimab; Allakos’ ability to obtain additional capital to finance its operations, research and drug development; general economic and market conditions, both domestic and international; domestic and international regulatory obligations; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that Allakos files from time to time to with the SEC. These documents contain and identify important factors that could cause the actual results for Allakos to differ materially from those contained in Allakos’ forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Allakos specifically disclaims any obligation to update any forward-looking statement, except as required by law. These forward-looking statements should not be relied upon as representing Allakos’ views as of any date subsequent to the date of this press release.

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Source: Allakos Inc.

Investor Contact:

Adam Tomasi, President

Alex Schwartz, VP Strategic Finance and Investor Relations

ir@allakos.com

Media Contact:

Denise Powell

denise@redhousecomms.com